EXHIBIT 99.1

2621 West 15th Place Chicago, IL 60608

For additional information:

NEWS RELEASE	Terence R. Rogers VP Finance and Treasurer 773.788.3720

RYERSON TULL DECLARES DIVIDENDS

SECOND QUARTER CONFERENCE CALL TO BE SIMULCAST ON JULY 29, 2005

Chicago, Illinois – June 22, 2005 – The Board of Directors of Ryerson Tull, Inc. (NYSE: RT) declared cash dividends of 5 cents per share on the company’s common stock and 60 cents per share on its Series A $2.40 Cumulative Convertible Preferred Stock. The dividends will be payable August 1, 2005 to stockholders of record at the close of business on July 7, 2005.

In conjunction with its second quarter earnings release, Ryerson Tull will be hosting a conference call that will be broadcast live over the Internet on Friday, July 29, 2005.

What: Ryerson Tull’s second quarter earnings conference call

When: Friday, July 29, at 9 a.m. eastern time

Where: www.ryersontull.com; click on investor info

Earnings will be released after the close of the market on Thursday, July 28. The conference call will be simulcast on the company’s website, and accessible for two weeks following the live event.

Minimum requirements to listen to the broadcast are: RealPlayer software (downloadable free from www.real.com); Microsoft Internet Explorer 4.0 or higher or Netscape 4.0 or higher; a computer with a sound card and speakers; and no firewall.

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Ryerson Tull, Inc. is North America’s leading distributor and processor of metals, with 2004 revenues of $3.3 billion. In January 2005, Ryerson Tull acquired Integris Metals, Inc., which had 2004 revenues of $2.0 billion. The company services customers through a network of service centers across the United States and in Canada, Mexico, and India.